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                                                                     EXHIBIT 21

                              NORMAN ENERGY CORP.

Divisions:

Arkla
Entex
Minnegasco
NorAm Trading & Transportation Group

Subsidiaries:

AER - Arkansas Gas Transit Company
  Subsidiaries: Blue Jay Gas Company
                Raven Gas Company
ALG Gas Supply Company
  Subsidiaries: ALG Gas Supply Company of Arkansas
                ALG Gas Supply Company of Kansas
                ALG Gas Supply Company of Louisiana
                ALG Gas Supply Company of Oklahoma
                ALG Gas Supply Company of Texas
Allied Materials Corporation
Arkansas Louisiana Finance Corporation
Arkla Chemical Corporation
Arkla Finance Corporation
Arkla Industries Inc.
Arkla Products Company
Entex Coal Company
Entex Gas Marketing Company
Entex NGV, Inc.
Entex Oil Company
Entex Oil & Gas Co.
Industrial Gas Supply Corporation
Intex, Inc.
Louisiana Unit Gas Transmission Company
Minnesota Intrastate Pipeline Company
Mississippi River Transmission Corporation
  Subsidiaries: MRT Energy Marketing Company
                MRT Services Company
National Furnace Company
NorAm Damage Prevention, Inc.
NorAm Energy Management, Inc.
NorAm Energy Services, Inc.
NorAm Field Services Corp.
NorAm Gas Processing Company
NorAm Gas Transmission Company
NorAm Hub Services Inc.
NorAm Latin America, Inc.
NorAm Trading and Transportation Group, Inc.
Unit Gas Transmission Company
United Gas, Inc.